UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

BRC Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41275	87-3277812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W Salt Lake City, UT 84101
(Address of principal executive offices, including Zip Code)

(801) 874-1189

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On June 28, 2023, the Board of Directors of BRC Inc. (the “Company”) approved the appointment of Chris Mondzelewski, the Company’s current Chief Marketing Officer, as the Company’s President, effective immediately. Mr. Mondzelewski will continue to hold the position of Chief Marketing Officer.

Mr. Mondzelewski, 49, brings over 20 years of consumer marketing, business and leadership experience, most recently serving as the chief growth officer of Mars’ $12 billion+ Global Petcare business before joining the Company as Chief Marketing Officer in May 2023. Throughout his almost 12-year tenure at Mars, Mr. Mondzelewski consistently grew his responsibilities, holding multiple marketing and business development leadership roles in which he led transformative growth and operational improvement strategies across numerous brands. Prior to joining Mars, Mr. Mondzelewski held marketing roles at Kraft Foods, where he launched several successful campaigns, including the most successful innovation and campaign in recent Kraft Cheese history. Before his business career, Mr. Mondzelewski was a Marine for five years, deploying in support of Operation Desert Freedom.

Mr. Mondzelewski will continue to be eligible to participate in the benefits available to the Company’s executive officers. In addition, the Company will enter into an indemnification agreement with Mr. Mondzelewski on terms substantially similar to the terms of the form of indemnification agreement filed as Exhibit 10.4 to the Company’s Form 8-K filed on February 10, 2022. Any potential changes to Mr. Mondzelewski’s compensation in connection with his appointment as President of the Company have not yet been determined at this time.

There are no family relationships between Mr. Mondzelewski and any director or executive officer of the Company. There are no transactions between Mr. Mondzelewski and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Chief Financial Officer; Appointment of Interim Chief Financial Officer

On June 23, 2023, Gregory Iverson informed the Company of his decision to resign as Chief Financial Officer to pursue other opportunities. Mr. Iverson will remain with the Company until the Company reports Q2 2023 earnings and he completes his transition of duties, through August 13, 2023 (the “Separation Date”). Mr. Iverson’s decision to resign did not result from any disagreement with the Company, its management or the Board on any matter, whether related to the Company’s operations, policies, practices or otherwise. In order to induce Mr. Iverson to remain with the Company through the Separation Date, the Company entered into a separation and release agreement with Mr. Iverson, which provides for, among other things, the vesting of certain restricted stock units held by Mr. Iverson, a customary release, and certain payments to Mr. Iverson in the event his new employer revokes or terminates his employment before the Separation Date. The foregoing description of the separation and release agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the separation and release agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

On June 28, 2023, the Board of Directors appointed Mark Weinsten as interim Chief Financial Officer, effective August 14, 2023, after Mr. Iverson’s Separation Date. Mr. Weinsten, 59, is a managing director of Berkeley Research Group, which he joined in 2016 after having previously served as senior managing director at FTI Consulting. Mr. Weinsten specializes in serving in interim executive positions in the consumer industry, including roles as chief executive officer and chief financial officer, and has served in C-level and interim C-level interim roles at over eight different companies over the last ten years. Mr. Weinsten has worked closely with the Company’s management team since February of 2023, and his financial expertise, familiarity with the Company’s operations, and experience serving in interim roles, including as chief financial officer, positions him to lead the Company’s finance team during this interim period.

There are no family relationships between Mr. Weinsten and any director or executive officer of the Company. There are no transactions between Mr. Weinsten and the Company that would require disclosure under Item 404(a) of Regulation S-K, other than the Company’s retention of Berkeley Research Group for certain consulting work, for which total expenses were $0.5 million in the three months ended March 31, 2023.

Elimination of Position of Chief Operating Officer

On June 28, 2023, the Board of Directors eliminated the position of chief operating officer, effective upon Toby Johnson’s departure from the Company to pursue other opportunities. Ms. Johnson, current Chief Operating Officer of the Company, will remain with the Company through September 29, 2023.

Item 7.01	Regulation FD Disclosure.

On June 29, 2023, the Company issued a press release announcing changes to its management team. The press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release issued June 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2023	BRC INC.

	By:	/s/ Evan Hafer
Evan Hafer Chief Executive Officer